UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2012

Intelsat S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	000-50262	98-0346003
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 rue Albert Borschette Luxembourg Grand-Duchy of Luxembourg	L-1246
(Address of principal executive offices)	(Zip Code)

+(352) 27 84 1600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture and Registration Rights Agreement

On October 3, 2012, Intelsat Jackson Holdings S.A. (“Intelsat Jackson”) issued $640,000,000 aggregate principal amount of 6 5/8% Senior Notes due 2022 (the “6 5/8% Notes”). The 6 5/8% Notes were issued pursuant to an indenture, dated as of October 3, 2012 (the “Indenture”), among Intelsat Jackson, Intelsat S.A. and Intelsat (Luxembourg) S.A., as parent guarantors, and Wells Fargo Bank, National Association, as trustee. The net proceeds from the 6 5/8% Notes will be used by Intelsat Jackson to purchase any and all of its $603,220,000 outstanding 11 1/4% Senior Notes due 2016 (the “11 1/4% Notes”) that are validly tendered in connection with Intelsat Jackson’s tender offer and consent solicitation announced on September 19, 2012 (the “Tender Offer”). Proceeds from the sale of the 6 5/8% Notes may also be used to redeem or repurchase notes not purchased in the Tender Offer, to pay related fees and expenses and for general corporate purposes. The Indenture pursuant to which the 6 5/8% Notes were issued is attached hereto as Exhibit 4.1 and incorporated herein by reference.

The Indenture contains covenants which include, among other things: a limitation on Intelsat Jackson’s and some of its subsidiaries’ ability to incur or guarantee additional debt or issue disqualified or preferred stock; a limitation on Intelsat Jackson’s and some of its subsidiaries’ ability to pay dividends, make other equity distributions or repurchase or redeem capital stock; a limitation on Intelsat Jackson’s and some of its subsidiaries’ ability to make certain investments; a limitation on Intelsat Jackson’s and some of its subsidiaries’ ability to enter into transactions with affiliates; a limitation on merger, consolidation, amalgamation and sale of assets applicable to Intelsat Jackson and future subsidiary guarantors, if any; and a limitation on Intelsat Jackson’s and some of its subsidiaries’ ability to incur liens on any of Intelsat Jackson’s assets securing other indebtedness.

The Indenture also contains events of default with respect to: default in payments of interest after a 30-day grace period or a default in the payment of principal when due; subject to a certain exception, default in the performance of any covenant in the Indenture that continues for more than 60 days after notice of default has been provided to Intelsat Jackson; failure to make any payment when due, including applicable grace periods, under any indebtedness for money borrowed by Intelsat S.A., Intelsat Jackson or a significant subsidiary thereof having a principal amount in excess of $75.0 million; the acceleration of the maturity of any indebtedness for money borrowed by Intelsat S.A., Intelsat Jackson or a significant subsidiary thereof having a principal amount in excess of $75.0 million; failure by Intelsat S.A., Intelsat Jackson or a significant subsidiary to pay final judgments aggregating in excess of $75.0 million, which judgments are not discharged, waived or stayed for 60 days; and certain events of bankruptcy, insolvency or reorganization of Intelsat S.A., Intelsat Jackson or a significant subsidiary.

The 6 5/8% Notes are redeemable on the dates, at the redemption prices and in the manner specified in the Indenture.

Pursuant to a registration rights agreement, dated as of October 3, 2012 (the “Registration Rights Agreement”), Intelsat Jackson, Intelsat S.A. and Intelsat (Luxembourg) S.A., as parent guarantors, agreed with Morgan Stanley & Co. LLC, as representative of the initial purchasers in the offering of the 6 5/8% Notes described above (the “Initial Purchasers”), in the limited circumstances described therein to make an offer to exchange the 6 5/8% Notes for registered, publicly tradable notes that have substantially identical terms to the 6 5/8% Notes. The Registration Rights Agreement is attached hereto as Exhibit 4.2 and incorporated herein by reference.

Certain of the Initial Purchasers and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking and commercial banking services for Intelsat Jackson and its affiliates, for which they received or will receive customary fees and expenses. Affiliates of one or more of the Initial Purchasers are lenders and/or agents under the credit facilities maintained by Intelsat Jackson and/or its affiliates.

Supplemental Indenture

On October 3, 2012, Intelsat S.A. announced that Intelsat Jackson had received the requisite consents to amend certain terms of the indenture governing the 11 1/4% Notes. Intelsat Jackson has been advised by Global Bondholder Services Corporation, as Depositary for the Tender Offer, that as of 12:00 midnight, New York City time, on October 2, 2012, 11 1/4% Notes were validly tendered and not withdrawn, and consents were delivered and not revoked, in respect of $442,302,000 in aggregate principal amount, or approximately 73.32%, of the outstanding $603,220,000 aggregate principal amount of 11 1/4% Notes. As a result, Intelsat Jackson and Wells Fargo Bank, National Association, the trustee under the indenture governing the 11 1/4% Notes, have entered into a supplemental indenture implementing the amendments to the 11 1/4% Notes and the related indenture governing the 11 1/4% Notes. The amendments, among other things, amend the indenture governing the 11 1/4% Notes to eliminate substantially all of the restrictive covenants, certain events of default and certain other provisions contained in the indenture.

The foregoing description of the supplemental indenture is not complete and is qualified in its entirety by reference to the supplemental indenture, which is attached hereto as Exhibit 4.3 and incorporated herein by reference.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Amendment to Intelsat Jackson’s Senior Secured Credit Agreement

On October 3, 2012, Intelsat Jackson entered into an Amendment and Joinder Agreement (the “Amendment”), by and among Intelsat Jackson, Intelsat (Luxembourg) S.A. (“Intelsat Luxembourg”), certain subsidiaries of Intelsat Jackson, as Subsidiary Guarantors, the lenders party thereto and Bank of America, N.A., as Administrative Agent (the “Agent”). The Amendment amends the Credit Agreement, dated as of January 12, 2011, among Intelsat Jackson, as Borrower, Intelsat Luxembourg, the financial institutions from time to time party thereto, the Agent and the other parties thereto (the “Senior Secured Credit Agreement”), which governs Intelsat Jackson’s $3.75 billion senior secured term loan and revolving credit facilities.

Among other things, the Amendment reduced the interest rates applicable to borrowings under the term loan facility and the revolving credit facility, with respect to the term loan facility by replacing the existing term loans with a new tranche of term loans. As a result of the Amendment, interest rates for borrowings under the term loan facility and the revolving credit facility will range from (i) the LIBOR rate plus 3.00% to the LIBOR rate plus 3.25%, a reduction from the range prior to the Amendment of the LIBOR rate plus 3.50% to the LIBOR rate plus 3.75%, or (ii) the ABR plus 2.00% to the ABR plus 2.25%, a reduction from the range prior to the Amendment of the ABR plus 2.5% to the ABR plus 2.75%. The interest rate step-downs are now tied to the corporate family rating of the Borrower from Moody’s Investors Service, Inc. Prior to the Amendment, they were dependent on the Borrower’s total leverage ratio. The LIBOR rate and the ABR, plus the applicable margins, will be determined as specified in the Senior Secured Credit Agreement, as amended by the Amendment, and the LIBOR rate will not be less than 1.25% per annum, a reduction from the floor of 1.50% prior to the Amendment.

In connection with the Amendment, Intelsat Jackson, Intelsat Luxembourg and certain subsidiaries of Intelsat Jackson ratified and reaffirmed the security and guarantees under the Senior Secured Credit Agreement and the Guarantee, dated as of January 12, 2011, among such subsidiaries and the Agent.

The foregoing description of the Amendment and the Senior Secured Credit Agreement is not complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference, and the Senior Secured Credit Agreement, a copy of which was attached as Exhibit 10.1 to Intelsat S.A.’s Current Report on Form 8-K filed on January 19, 2011 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Indenture and Registration Rights Agreement” in Item 1.01 above, other than the last paragraph thereof, and under the heading “Amendment to Intelsat Jackson’s Senior Secured Credit Agreement” in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.03.	Material Modifications to Rights of Security Holders.

The description contained under the heading “Supplemental Indenture” in Item 1.01 above is incorporated by reference into this Item 3.03.

Item 8.01.	Other Events.

Preliminary Results of Tender Offer

On October 3, 2012, Intelsat S.A. announced that, in connection with the Tender Offer, Intelsat Jackson has been advised by Global Bondholder Services Corporation, as Depositary for the Tender Offer, that as of 12:00 midnight, New York City time, on Tuesday, October 2, 2012 (the “Withdrawal Deadline”), Intelsat Jackson had received tenders of $442,302,000 aggregate principal amount of the 11 1/4% Notes pursuant to the Tender Offer.

Including accrued and unpaid interest, Intelsat Jackson has paid $476,912,131.50 in total consideration with respect to the 11 1/4% Notes tendered prior to the Withdrawal Deadline.

The Tender Offer is scheduled to expire at 12:00 midnight, New York City time, on Wednesday, October 17, 2012, unless extended or earlier terminated by Intelsat Jackson.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Issuance of Redemption Notice

On October 3, 2012, Intelsat Jackson issued a notice of redemption pursuant to the indenture governing the 11 1/4% Notes stating that it intends to redeem all of the remaining outstanding 11 1/4% Notes on November 2, 2012 at a redemption price equal to 103.75% of the principal amount of the 11 1/4% Notes, plus accrued and unpaid interest thereon to the redemption date.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description

4.1	Indenture, dated as of October 3, 2012, among Intelsat Jackson Holdings S.A., as Issuer, Intelsat S.A. and Intelsat (Luxembourg) S.A., as Parent Guarantors, and Wells Fargo Bank, National Association, as Trustee (including the form of the 6 5/8% Notes).

4.2	Registration Rights Agreement, dated as of October 3, 2012, by and among Intelsat Jackson Holdings S.A., as Issuer, Intelsat S.A. and Intelsat (Luxembourg) S.A., as Parent Guarantors, and Morgan Stanley & Co. LLC, as representative of the several initial purchasers named on Schedule I thereto.

4.3	Third Supplemental Indenture for Intelsat Jackson Holdings S.A.’s 11 1/4% Senior Notes due 2016, dated as of October 3, 2012, between Intelsat Jackson Holdings S.A. and Wells Fargo Bank, National Association, as Trustee.

10.1	Amendment and Joinder Agreement, dated as of October 3, 2012, by and among Intelsat Jackson Holdings S.A., as Borrower, Intelsat (Luxembourg) S.A., the Subsidiary Guarantors party thereto, Bank of America, N.A., as administrative agent and the lenders party thereto.

99.1	Press Release dated October 3, 2012 entitled “Intelsat Announces Successful Receipt of Requisite Consents Relating to Certain Notes of Intelsat Jackson Holdings S.A.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELSAT S.A.

Date: October 3, 2012	By:	/s/ Michael McDonnell
	Name:	Michael McDonnell
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

4.1	Indenture, dated as of October 3, 2012, among Intelsat Jackson Holdings S.A., as Issuer, Intelsat S.A. and Intelsat (Luxembourg) S.A., as Parent Guarantors, and Wells Fargo Bank, National Association, as Trustee (including the form of the 6 5/8% Notes).

4.2	Registration Rights Agreement, dated as of October 3, 2012, by and among Intelsat Jackson Holdings S.A., as Issuer, Intelsat S.A. and Intelsat (Luxembourg) S.A., as Parent Guarantors, and Morgan Stanley & Co. LLC, as representative of the several initial purchasers named on Schedule I thereto.

4.3	Third Supplemental Indenture for Intelsat Jackson Holdings S.A.’s 11 1/4% Senior Notes due 2016, dated as of October 3, 2012, between Intelsat Jackson Holdings S.A. and Wells Fargo Bank, National Association, as Trustee.

10.1	Amendment and Joinder Agreement, dated as of October 3, 2012, by and among Intelsat Jackson Holdings S.A., as Borrower, Intelsat (Luxembourg) S.A., the Subsidiary Guarantors party thereto, Bank of America, N.A., as administrative agent and the lenders party thereto.

99.1	Press Release dated October 3, 2012 entitled “Intelsat Announces Successful Receipt of Requisite Consents Relating to Certain Notes of Intelsat Jackson Holdings S.A.”